EXHIBIT 10.21

SECOND AMENDMENT

TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Second Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 30, 2004, by and between COMERlCA BANK (“Bank”) and MOTIVE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of June 30, 2003, as amended from time to time, including by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 29, 2003 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms hereby are added to Section 1.1 of the Agreement as follows:

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, plus one hundred percent (100%) of Eligible Accounts receivable, of Borrower determined in accordance with GAAP.

2. The first sentence of Section 2.1 (c)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(i) Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower (cash, a “Letter of Credit” and collectively, the “Letters of Credit”) in an aggregate outstanding face amount not to exceed the lesser of the Revolving Line or the Borrowing Base minus, in each case, the aggregate amount of the outstanding Advances and the ACH Sublimit at any time: provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed $7,500,000. Notwithstanding the foregoing, if the aggregate face amount of all outstanding Letters of Credit at any time exceeds the Borrowing Base. Borrower shall pledge to Bank cash in an amount equal to the difference between the aggregate face amount of all outstanding Letters of Credit and the Borrowing Base.”

3. Section 6.8 hereby is amended and restated in its entirety to read as follows:

“6.8 Adjusted Quick Ratio. Borrower shall maintain at all times, measured as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities (including without limitation the face amount of undrawn and unreimbursed Letters of Credit and any credit card exposure) plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank, less defferred revenue, of at least 1.30 to 1.00.”

4. Exhibit D to the Agreement hereby is replaced in its entirety with Exhibit D attached hereto.

5. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

7. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Agreement, and that no Event of Default has occurred and is continuing.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate;.

9. As and when the Agreement hereafter is modified, amended, extended, renewed or restated, in whole or in part. Borrower shall deliver to Bank a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of such modification, amendment, extension, renewal or restatement.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MOTIVE, INC.

By:	/s/ AUTHORIZED SIGNATORY
Title:	CFO

COMERICA BANK

By:	/s/ AUTHORIZED SIGNATORY
Title:	SVP

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	MOTIVE, INC.

The undersigned authorized officer of MOTIVE, INC. hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and lOQ	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 30 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
IP Report/cash flow statement	Quarterly within 30 days	Yes	No
Financial projections	October and April	Yes	No

Financial Covenant	Required	Actual		Complies
Maintain at all times:
Measured on a Quarterly Basis:
Minimum Tangible Net Worth	$1.00	$		Yes	No

Measured on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.30:1.00		:1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
Compliance Status Yes No

DATE